UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
July 14, 2023
Date of Report (Date of earliest event reported)

LENNAR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-11749	95-4337490
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
5505 Blue Lagoon Drive, Miami, Florida 33126
(Address of principal executive offices) (Zip Code)
(305) 559-4000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $.10	LEN	New York Stock Exchange
Class B Common Stock, par value $.10	LEN.B	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 14, 2023, Lennar Corporation (the “Company”) announced that Rick Beckwitt, who joined the Company in 2006 and who has served as a Co-Chief Executive Officer and Co-President of the Company since November 2020, has decided to retire as a Co-Chief Executive Officer and Co-President and resign as a member of the Board of Directors of the Company, effective September 1, 2023. The Company has appointed Stuart Miller as a Co-Chief Executive Officer of the Company to succeed Mr. Beckwitt, effective September 1, 2023, contingent upon the execution and effectiveness of the Beckwitt Separation Agreement (as defined below). Mr. Miller will continue to serve as the Company’s Executive Chairman concurrently with his appointment as a Co-Chief Executive Officer. Jon Jaffe, currently a Co-Chief Executive Officer and Co-President of the Company, will continue as the Company’s President and a Co-Chief Executive Officer, effective September 1, 2023.

In connection with Mr. Beckwitt’s retirement, the Company entered into a Separation Agreement and General Release with Mr. Beckwitt (the “Beckwitt Separation Agreement”), dated July 14, 2023. The Beckwitt Separation Agreement will become effective on July 31, 2023 if it is not revoked by Mr. Beckwitt in writing on or before July 21, 2023. The Separation Agreement provides for a payment of $20,243,245 (the “Separation Payment”), less all applicable withholdings and deductions, in exchange for (1) a release of claims and other agreements, acknowledgements and representations of Mr. Beckwitt set forth therein; and (2) Mr. Beckwitt agreeing (a) to certain covenants relating to the protection of the Company’s confidential information, non-disparagement, cooperation, non-competition and non-solicitation and other standard provisions; and (b) to the cancelation of all outstanding unvested performance-based restricted shares held by him under the Company’s 2016 Equity Incentive Plan, as amended and restated (the “2016 Equity Plan”). Pursuant to the Separation Agreement, Mr. Beckwitt will retain his remaining outstanding service-based restricted shares, which will vest upon Mr. Beckwitt’s retirement in accordance with the terms of the 2016 Equity Plan. The foregoing summary of the Beckwitt Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Beckwitt Separation Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Mr. Miller, 65, who will continue as Executive Chairman and will become a Co-Chief Executive Officer with Mr. Jaffe, has worked with the Company for 40 years and has served as the Company’s Executive Chairman since April 2018. Mr. Miller’s full biographical information and business experience are described in the Company’s proxy statement filed with the Securities and Exchange Commission on March 1, 2023 (the “Proxy Statement”).

There are no arrangements or understandings between Mr. Miller and any other person pursuant to which Mr. Miller was appointed as a Co-Chief Executive Officer of the Company.

The details of Mr. Miller’s compensation are described in the Proxy Statement. At this time, there are no changes expected to Mr. Miller’s compensation in connection with the change to his position. Mr. Miller has no family relationships with the Company that would require disclosure under Item 401(d) of Regulation S-K in connection with his appointment. Other than as set forth in the Proxy Statement, there are no other reportable related party transactions with respect to Mr. Miller.

A copy of the press release announcing the retirement of Mr. Beckwitt as a Co-Chief Executive Officer and Co-President of the Company is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Document

10.1	Separation Agreement and General Release, dated July 14, 2023, between Lennar Corporation and Rick Beckwitt.
99.1	Press Release issued by Lennar Corporation on July 14, 2023.
104	Cover Page Interactive Data File--the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 14, 2023	Lennar Corporation

	By:	/s/ Diane Bessette
	Name:	Diane Bessette
	Title:	Vice President, Chief Financial Officer and Treasurer